                                                                 CONFORMED COPY
================================================================================




                        364-DAY COMPETITIVE ADVANCE AND
                      REVOLVING CREDIT FACILITY AGREEMENT





                         Dated as of November 10, 1995





                                     among





                              ITT INDUSTRIES, INC.

                            THE LENDERS NAMED HEREIN

                                      and

                     CHEMICAL BANK, as Administrative Agent





================================================================================

                               TABLE OF CONTENTS


Article    Section                                                           Page
-------    -------                                                           ----
I.         DEFINITIONS

           1.01.  Defined Terms   . . . . . . . . . . . . . . . . . . . . .     1
           1.02.  Terms Generally   . . . . . . . . . . . . . . . . . . . .    12

II.        THE CREDITS

           2.01.  Commitments . . . . . . . . . . . . . . . . . . . . . . .    12
           2.02.  Loans   . . . . . . . . . . . . . . . . . . . . . . . . .    12
           2.03.  Competitive Bid Procedure   . . . . . . . . . . . . . . .    13
           2.04.  Standby Borrowing Procedure   . . . . . . . . . . . . . .    15
           2.05.  Conversion and Continuation of Standby Loans  . . . . . .    15
           2.06.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .    16
           2.07.  Repayment of Loans; Evidence of Debt  . . . . . . . . . .    17
           2.08.  Interest on Loans   . . . . . . . . . . . . . . . . . . .    17
           2.09.  Default Interest  . . . . . . . . . . . . . . . . . . . .    18
           2.10.  Alternate Rate of Interest  . . . . . . . . . . . . . . .    18
           2.11.  Termination and Reduction of Commitments  . . . . . . . .    18
           2.12.  Prepayment  . . . . . . . . . . . . . . . . . . . . . . .    19
           2.13.  Reserve Requirements; Change in Circumstances . . . . . .    19
           2.14.  Change in Legality  . . . . . . . . . . . . . . . . . . .    20
           2.15.  Indemnity   . . . . . . . . . . . . . . . . . . . . . . .    21
           2.16.  Pro Rata Treatment  . . . . . . . . . . . . . . . . . . .    21
           2.17.  Sharing of Setoffs  . . . . . . . . . . . . . . . . . . .    22
           2.18.  Payments  . . . . . . . . . . . . . . . . . . . . . . . .    22
           2.19.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . .    22
           2.20.  Duty to Mitigate; Assignment of Commitments
                    Under Certain Circumstances . . . . . . . . . . . . . .    25

III.       REPRESENTATIONS AND WARRANTIES

           3.01.  Organization; Powers  . . . . . . . . . . . . . . . . . .    25
           3.02.  Authorization   . . . . . . . . . . . . . . . . . . . . .    25
           3.03.  Enforceability  . . . . . . . . . . . . . . . . . . . . .    26
           3.04.  Governmental Approvals  . . . . . . . . . . . . . . . . .    26
           3.05.  Financial Statements  . . . . . . . . . . . . . . . . . .    26
           3.06.  Litigation; Compliance with Laws  . . . . . . . . . . . .    26
           3.07.  Federal Reserve Regulations . . . . . . . . . . . . . . .    27
           3.08.  Investment Company Act; Public Utility Holding
                    Company Act   . . . . . . . . . . . . . . . . . . . . .    27
           3.09.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . .    27
           3.10.  Full Disclosure; No Material Misstatements  . . . . . . .    27
           3.11.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . .    27

                                                                  Contents, p. 2

Article    Section                                                           Page
-------    -------                                                           ----
           3.12.  Employee Pension Benefit Plans  . . . . . . . . . . . . .    27
           3.13.  Distribution  . . . . . . . . . . . . . . . . . . . . . .    27

IV.        CONDITIONS OF LENDING

           4.01.  All Borrowings  . . . . . . . . . . . . . . . . . . . . .    28
           4.02.  Effective Date  . . . . . . . . . . . . . . . . . . . . .    28
           4.03.  First Borrowing by Each Borrowing Subsidiary  . . . . . .    29

V.         COVENANTS

           5.01.  Existence . . . . . . . . . . . . . . . . . . . . . . . .    29
           5.02.  Business and Properties .   . . . . . . . . . . . . . . .    29
           5.03.  Financial Statements, Reports, Etc. . . . . . . . . . . .    30
           5.04.  Insurance . .  . . .  . . . . . . . . . . . . . . . . . .    30
           5.05.  Obligations and Taxes   . . . . . . . . . . . . . . . . .    30
           5.06.  Litigation and Other Notices  . . . . . . . . . . . . . .    31
           5.07.  Maintaining Records; Access to Properties
                     and Inspections  . . . . . . . . . . . . . . . . . . .    31
           5.08.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . .    31
           5.09.  Consolidations, Mergers, and Sales of Assets  . . . . . .    31
           5.10.  Limitation on Liens   . . . . . . . . . . . . . . . . . .    31
           5.11.  Limitations on Sale and Leaseback Transactions  . . . . .    33
           5.12.  Consolidated EBITDA to Consolidated Interest Expense  . .    34


VI.        EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . .    34

VII.       GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . .    36

VIII.      THE ADMINISTRATIVE AGENT   . . . . . . . . . . . . . . . . . . .    37

IX.        MISCELLANEOUS

           9.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . . .    39
           9.02.  Survival of Agreement   . . . . . . . . . . . . . . . . .    39
           9.03.  Binding Effect  . . . . . . . . . . . . . . . . . . . . .    40
           9.04.  Successors and Assigns  . . . . . . . . . . . . . . . . .    40
           9.05.  Expenses; Indemnity   . . . . . . . . . . . . . . . . . .    42
           9.06.  Applicable Law  . . . . . . . . . . . . . . . . . . . . .    42
           9.07.  Waivers; Amendment  . . . . . . . . . . . . . . . . . . .    43
           9.08.  Entire Agreement  . . . . . . . . . . . . . . . . . . . .    43
           9.09.  Severability  . . . . . . . . . . . . . . . . . . . . . .    43
           9.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . .    43
           9.11.  Headings  . . . . . . . . . . . . . . . . . . . . . . . .    43
           9.12.  Right of Setoff   . . . . . . . . . . . . . . . . . . . .    44
           9.13.  Jurisdiction; Consent to Service of Process . . . . . . .    44
           9.14.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .    44

                                                                  Contents, p. 3



Article          Section                                                       Page
-------          -------                                                       ----
                 9.15.  Addition of Borrowing Subsidiaries  . . . . . . . .     45
                 9.16.  Execution . . . . . . . . . . . . . . . . . . .. . .    45





                             EXHIBITS AND SCHEDULES

Exhibit A-1      Form of Competitive Bid Request
Exhibit A-2      Form of Notice of Competitive Bid Request
Exhibit A-3      Form of Competitive Bid
Exhibit A-4      Form of Competitive Bid Accept/Reject
Exhibit A-5      Form of Standby Borrowing Request
Exhibit B        Administrative Questionnaire
Exhibit C        Form of Assignment and Acceptance
Exhibit D        Form of Opinion of Counsel for ITT Industries, Inc.
Exhibit E        Form of Borrowing Subsidiary Agreement
Exhibit F        Form of Letter Agreement


Schedule 2.01    Commitments
Schedule 3.13    Assumptions
Schedule 5.10    Existing Liens

                                  364-DAY COMPETITIVE ADVANCE AND REVOLVING
                          CREDIT FACILITY AGREEMENT (as it may be amended, supplemented or otherwise modified, the "Agreement") dated as of November 10, 1995, among ITT INDUSTRIES, INC., an Indiana corporation (the "Company"), each Borrowing Subsidiary party hereto, the lenders listed in Schedule 2.01 (together with their permitted assigns, the "Lenders") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                 The Lenders have been requested to extend credit to the Borrowers (such term and each other capitalized term used but not defined herein having the meaning assigned to it in Article I) to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not in excess of $1,500,000,000 at any time outstanding. The Lenders have also been requested to provide a procedure pursuant to which the Borrowers may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrowers. The proceeds of such borrowings are to be used for working capital and other general corporate purposes. The Lenders are willing to extend credit on the terms and subject to the conditions herein set forth.

                 Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                 SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                 "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                 "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                 "Administrative Fees" shall have the meaning assigned to such term in Section 2.06(b).

                 "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

                 "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

                 "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof,

"Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Administrative Agent, of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                 "Applicable Percentage" shall mean on any date, with respect to Eurodollar Loans or with respect to the Facility Fee, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread" or "Facility Fee Percentage", as the case may be, based upon the Ratings in effect on such date:


Category 1                       Eurodollar Spread      Facility Fee Percentage
----------                       -----------------      -----------------------
AA- or higher by D&P;                 .130%                    .045%
AA- or higher by Fitch;
Aa3 or higher by Moody's;
AA- or higher by S&P

Category 2
----------

A+ or A by D&P;                       .150%                    .050%
A+ or A by Fitch;
A1 or A2 by Moody's;
A+ or A by S&P

Category 3
----------

A- by D&P;                            .195%                    .055%
A- by Fitch;
A3 by Moody's;
A- by S&P

Category 4
----------

BBB+ by D&P;                          .225%                    .075%
BBB+ by Fitch;
Baa1 by Moody's;
BBB+ by S&P

Category 5                                 Eurodollar Spread                   Facility Fee Percentage
----------                                ------------------                  ------------------------
BBB by D&P;                                .250%                                  .100%
BBB by Fitch;
Baa2 by Moody's;
BBB by S&P

Category 6
----------

BBB- or lower by D&P;                      .275%                                  .125%
BBB- or lower by Fitch;
Baa3 or lower by Moody's;
BBB- or lower by S&P

For purposes of the foregoing, (i) if the Ratings shall fall within different Categories, then (A) if all the Ratings fall within two adjacent Categories, the Applicable Percentage will be determined by reference to the superior (or numerically lower) of such Categories unless one or more of the Ratings shall fall within Category 6, in which case the Applicable Percentage shall be determined by reference to Category 6, and (B) if the Ratings fall within more than two Categories or within two Categories that are not adjacent, then one Rating from each of the highest Category and the lowest Category in which Ratings shall fall shall be excluded and the Applicable Percentage shall be determined by reference to the superior (or numerically lower) of the remaining Ratings unless one or both of such Ratings shall fall within Category 6, in which case the Applicable Percentage shall be determined by reference to Category 6, (ii) if only two Ratings exist, the Applicable Percentage shall be based upon the lower (numerically higher) of the available Ratings, (iii) if only one Rating exists, the Applicable Percentage will be based upon the lower (numerically higher) of Category 5 and the Category corresponding to the available Rating, (iv) if no Ratings exist, the Applicable Percentage shall be based upon Category 6, and (v) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Rating Agency), such change shall be effective as of the date on which it is first announced by the Rating Agency making such change. Each such change in the Applicable Percentage shall apply to all outstanding Eurodollar Loans and to Facility Fees accruing during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Rating Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

                 "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit C.

                 "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                 "Board of Directors" shall mean the Board of Directors of a Borrower or any duly authorized committee thereof.

                 "Borrower" shall mean any of the Company and the Borrowing Subsidiaries.

                 "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

                 "Borrowing Subsidiary" shall mean any Restricted Subsidiary which shall have executed and delivered to the Administrative Agent for distribution to each Lender a Borrowing Subsidiary Agreement.

                 "Borrowing Subsidiary Agreement" shall mean an agreement, in the form of Exhibit E hereto, duly executed by the Company and a Subsidiary.

                 "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                 "Capitalized Lease-Back Obligation" shall mean with respect to a Principal Property, at any date as of which the same is to be determined, the total net rental obligations of the Company or a Restricted Subsidiary under a lease of such Principal Property, entered into as part of an arrangement to which the provisions of Section 5.11 are applicable (or would have been applicable had such Restricted Subsidiary been a Restricted Subsidiary at the time it entered into such lease), discounted to the date of computation at the rate of interest per annum implicit in the lease (determined in accordance with GAAP). The amount of the net rental obligation for any calendar year under any lease shall be the sum of the rental and other payments required to be paid in such calendar year by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

                 A "Change in Control" shall be deemed to have occurred if (a) any person or group of persons shall have acquired beneficial ownership of more than 30% of the outstanding Voting Shares of the Company (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing after the Effective Date, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.

                 "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                 "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth as of the Effective Date in
Schedule 2.01 hereto as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

                 "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                 "Competitive Bid Accept/Reject Letter" shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

                 "Competitive Bid Rate" shall mean, as to any Competitive Bid,
(i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                 "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03(a) in the form of Exhibit A-1.

                 "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 2.03.

                 "Competitive Loan" shall mean a Loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

                 "Consolidated EBITDA" shall mean, for any period, the sum of
(a) Consolidated Net Income, (b) provisions for taxes based on income, (c) Consolidated Interest Expense, (d) total depreciation expense and (e) total amortization expense, all of the foregoing as determined on a consolidated basis for the Company and the Subsidiaries in accordance with GAAP.

                 "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Income" shall mean, for any period, net income or loss of the Company and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Net Tangible Assets" shall mean the total of all assets appearing on a consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in accordance with GAAP (and as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined), less the sum of the following items as shown on said consolidated balance sheet:

                 (i) the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;

                 (ii)    all depreciation, valuation and other reserves;

                 (iii)   current liabilities;

                 (iv) any minority interest in the shares of stock (other than Preferred Stock) and surplus of Restricted Subsidiaries of the Company;

                 (v) the investment of the Company and its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company;

                 (vi) the total indebtedness of the Company and its Restricted Subsidiaries incurred in any manner to finance or recover the cost to the Company or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Company or a Restricted Subsidiary to the United States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

                 (vii)   deferred income and deferred liabilities; and

                 (viii)  other items deductible under GAAP.

                 "D&P" shall mean Duff & Phelps Credit Rating Co. or any of its successors.

                 "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                 "Distribution" shall mean the consummation of the transactions described in the Proxy Statement.

                 "Dollars" or "$" shall mean lawful money of the United States of America.

                 "Effective Date" shall mean the first date on or after November 10, 1995, on which the conditions set forth in Section 4.02 are satisfied.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                 "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice that Withdrawal Liability is being imposed or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975) of the Code, or with respect to which the Company or any such Subsidiary could otherwise be liable.

                 "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                 "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

                 "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                 "Event of Default" shall have the meaning assigned to such term in Article VI.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                 "Existing Credit Facilities" shall mean the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of February 24, 1995 and the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of February 24, 1995, among Old ITT, certain lenders and Chemical Bank, as administrative agent.

                 "Facility B Credit Agreement" shall mean the $1,500,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement dated the date hereof among the parties hereto, as such agreement may be amended, supplemented or modified from time to time.

                 "Facility Fee" shall have the meaning assigned to such term in
Section 2.06(a).

                 "Fair Value", when used with respect to property, shall mean the fair value as determined in good faith by the board of directors of the Company.

                 "Fees" shall mean the Facility Fee and the Administrative Fees.

                 "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer or director of treasury services of such corporation.

                 "Fitch" shall mean Fitch Investors Service, Inc. or any of its successors.

                 "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                 "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (the "Fixed Rate") (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                 "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

                 "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                 "Guaranteed Obligations" shall mean the principal of and interest on the Loans made to, and the other obligations, monetary or otherwise, of, the Borrowing Subsidiaries hereunder.

                 "Indebtedness" of any person shall mean all indebtedness representing money borrowed or the deferred purchase price of property (other than trade accounts payable) or any capitalized lease obligation which in any case is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise).

                 "Interest Payment Date" shall mean, with respect to any Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of each Loan or conversion of such Loan to a Loan of a different Type.

                 "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.07 or Section 2.12 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                 "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to (i) in the case of a Standby Borrowing, the Administrative Agent's portion of such Eurodollar Borrowing and
(ii) in the case of a Competitive Borrowing, a principal amount that would have been the Administrative Agent's portion of such Competitive Borrowing had such Competitive Borrowing been a Standby Borrowing, and for a maturity comparable to such Interest Period as are offered to the principal London offices of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                 "Lien" shall mean, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, security interest, charge or other encumbrance on, of or in such property or asset.

                 "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

                 "Loan Documents" shall mean this Agreement, the Borrowing Subsidiary Agreements, and promissory notes, if any, issued pursuant to Section 9.04(i).

                 "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                 "Margin Regulations" shall mean Regulations G, T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

                 "Material Adverse Effect" shall mean a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole.

                 "Maturity Date" shall mean the date 364 days after the date hereof.

                 "Moody's" shall mean Moody's Investors Service, Inc. or any of its successors.

                 "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                 "Notice of Competitive Bid Request" shall mean a notification made pursuant to Section 2.03(a) in the form of Exhibit A-2.

                 "Old ITT" shall mean ITT Corporation, a Delaware Corporation and a predecessor of the Company.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                 "person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                 "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Principal Property" shall mean any single manufacturing or processing facility owned by the Company or any Restricted Subsidiary having a gross book value in excess of 2% of Consolidated Net Tangible Assets, except any such facility or portion thereof which the board of directors of the Company by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

                 "Proxy Statement" shall mean the Proxy Statement of Old ITT dated August 30, 1995, and filed with the SEC under the Exchange Act.

                 "Rating Agencies" shall mean D&P, Fitch, Moody's and S&P.

                 "Ratings" shall mean the ratings from time to time established by the Rating Agencies for senior, unsecured, non- credit-enhanced long-term debt of the Company.

                 "Register" shall have the meaning given such term in Section 9.04(d).

                 "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                 "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                 "Required Lenders" shall mean, at any time, Lenders having Commitments representing at least 66-2/3% of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VI, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding.

                 "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                 "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

                 "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any of its successors.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                 "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

                 "Standby Loans" shall mean the revolving loans made pursuant to
Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR
Loan.

                 "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "subsidiary" shall mean, with respect to any person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                 "Subsidiary" shall mean a subsidiary of the Company.

                 "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

                 "Transactions" shall have the meaning assigned to such term in
Section 3.02.

                 "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

                 "Unrestricted Subsidiary" shall mean (a) any Subsidiary which has been designated an Unrestricted Subsidiary by resolution of the board of directors of the Company (which resolution has been communicated in a notice delivered by the Company to the Administrative Agent for distribution to the Lenders) as an Unrestricted Subsidiary, other than any such Subsidiary as to which such a designation has been rescinded by resolution of said board of directors and not thereafter, or after some subsequent such rescission, restored by resolution of said board, and (b) any Subsidiary 50% or less of the Voting Shares of which is owned directly by the Company and/or one or more Restricted Subsidiaries. A Subsidiary may not be designated as (or otherwise permitted to become) an Unrestricted Subsidiary unless, immediately after such Subsidiary becomes an Unrestricted Subsidiary, such Subsidiary would not own any capital stock of, or hold any indebtedness of, any Restricted Subsidiary. A designation as an Unrestricted Subsidiary may not be rescinded (or an Unrestricted Subsidiary otherwise permitted to become a Restricted Subsidiary) unless such Subsidiary (i) is not a party to any lease which it would have been prohibited by this Agreement from entering into had it been a Restricted Subsidiary at the time it entered into such lease, unless (x) such Subsidiary had not been a Restricted Subsidiary prior to its entering into such lease, or (y) the property subject to such lease shall be owned by the Company and/or one or more Subsidiaries, or (z) such Subsidiary would not be prohibited by this Agreement from entering into such lease immediately after it becomes a Restricted Subsidiary, and (ii) does not have outstanding upon any of its property any mortgage, pledge or other lien which it would be prohibited by this Agreement from creating, suffering to be created, or assuming, immediately after it becomes a Restricted Subsidiary.

                 "Voting Shares" shall mean, as to a particular corporation or other person, outstanding shares of stock or other equity interests of any class of such person entitled to vote in the election of directors, or otherwise to participate in the direction of the management and policies, of such person, excluding shares or interests entitled so to vote or participate only upon the happening of some contingency.

                 SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Article V, such terms shall be construed in accordance with GAAP as in effect on the date hereof applied on a basis consistent with the application used in preparing the Company's audited financial statements referred to in Section 3.05.

                                   ARTICLE II

                                   THE CREDITS

                 SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.16, subject, however, to the conditions that (i) at no time shall
(A) the sum of (x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (B) the Total Commitment and
(ii) at all times, the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (A) the percentage which its Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Standby Loans.

                 Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                 SECTION 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $20,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

                 (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch, agency or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                 (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date (or, in the case of ABR Borrowings, on the date) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                 SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower (the "Applicable Borrower") shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Loan, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (w) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in a minimum principal amount of $10,000,000 and in an integral multiple of $5,000,000, and (y) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to the Lenders a Notice of Competitive Bid Request inviting the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

                 (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Applicable Borrower responsive to such Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Loan, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. A Lender may submit multiple bids to the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                 (c) The Administrative Agent shall as promptly as practicable notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                 (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such bids by the Administrative Agent pursuant to such paragraph (c); provided, however, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given pursuant to this paragraph (d) shall be irrevocable.

                 (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                 (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in paragraphs (i) or (ii) of Section 2.01 would not be met.

                 (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Applicable Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

                 (h) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

                 SECTION 2.04. Standby Borrowing Procedure. In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Loan, not later than 10:30 a.m., New York City time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Loan or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standby Loan, the Interest Period with respect thereto, which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Loan is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Standby Borrowing shall be requested if the Interest Period with respect thereto would end after the Maturity Date. The Administrative Agent shall promptly advise each of the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

                 SECTION 2.05. Conversion and Continuation of Standby Loans. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Standby Loan into an ABR Borrowing, and (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a

Eurodollar Standby Loan or to continue any Eurodollar Standby Loan as a Eurodollar Standby Loan for an additional Interest Period, subject in each case to the following:

                 (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of the Standby Borrowing converted or continued shall be an integral multiple of $5,000,000 and not less than $20,000,000;

                 (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                 (c) if any Eurodollar Standby Loan is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.15;

                 (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Standby Loan;

                 (e) any portion of a Eurodollar Standby Loan which cannot be continued as a Eurodollar Standby Loan by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurodollar Standby Borrowing into an ABR Borrowing;

                 (f) no Interest Period may be selected for any Eurodollar Standby Loan that would end later than the Maturity Date; and

                 (g) at any time when there shall have occurred and be continuing any Default or Event of Default, no Borrowing may be converted into or continued as a Eurodollar Standby Loan.

                 Each notice pursuant to this Section 2.05 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Loan or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Standby Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no notice shall have been given in accordance with this
Section 2.05 to convert or continue any Standby Borrowing, such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

                 SECTION 2.06. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on December 31, 1995) and on each date on which the Commitment of such Lender shall be terminated as provided herein, a facility fee (a "Facility Fee"), at a rate per annum equal to the Applicable Percentage from time to time in effect on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the Effective Date, or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the Effective Date, and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Lender as provided herein.

                 (b) The Company agrees to pay the Administrative Agent, for its own account, the administrative and other fees separately agreed to by the Company and the Administrative Agent (the "Administrative Fees").

                 (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders except that the Administrative Fees shall be paid pursuant to paragraph (b) above. Once paid, none of the Fees shall be refundable under any circumstances.

                 SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby agrees that the outstanding principal balance of each Standby Loan shall be payable on the Maturity Date and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.08.

                 (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                 (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

                 (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.07 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                 SECTION 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage from time to time in effect and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                 (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate.

                 (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of

360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                 (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                 SECTION 2.09. Default Interest. If a Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.08(b)) equal to the Alternate Base Rate plus 2%.

                 SECTION 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Administrative Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses
(i) or (ii) above, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by a Borrower for a Eurodollar Competitive Loan pursuant to Section 2.03 shall be of no force and effect and shall be denied by the Administrative Agent and (y) any request by a Borrower for a Eurodollar Standby Loan pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Administrative Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall notify the applicable Borrower of such notice and until the Required Lenders shall have advised the Administrative Agent that the circumstances giving rise to such notice no longer exist, any request by such Borrower for a Eurodollar Standby Loan shall be deemed a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be made in good faith and shall be conclusive absent manifest error.

                 SECTION 2.11. Termination and Reduction of Commitments. (a) The Commitments shall be automatically terminated on the Maturity Date.

                 (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $50,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans.

                 (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrowers shall pay to the

Administrative Agent for the account of the Lenders, on the date of each termination of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated accrued through the date of such termination or reduction.

                 SECTION 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $50,000,000. No prepayment may be made in respect of any Competitive Borrowing.

                 (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the sum of the aggregate Competitive Loan Exposures and Standby Loan Exposures outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

                 (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section
2.15 but otherwise without premium or penalty. All prepayments under this
Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

                 SECTION 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then such additional amount or amounts as will compensate such Lender for such additional costs or reduction will be paid by the Borrowers to such Lender upon demand. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

                 (b) If any Lender shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time such additional amount or amounts as will compensate such Lender for such reduction will be paid by the Borrowers to such Lender. It is acknowledged that this Agreement is being entered into by the Lenders on the understanding that the Lenders will not be required to maintain capital against their Commitments under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders shall be advised by any Governmental Authority or shall otherwise determine on the basis of pronouncements of any Governmental Authority that such understanding is incorrect, it is agreed that the Lenders will be entitled to make claims under this paragraph (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

                 (c) A certificate of any Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                 (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                 SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and to the Administrative Agent, such Lender may:

                 (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for a Eurodollar Competitive Loan and any request for a Eurodollar Standby Loan shall, as to such Lender only, be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

                 (ii) require that all outstanding Eurodollar Loans, made by it be converted to ABR Loans, in which event all such Eurodollar Loans, shall be automatically converted to ABR Loans, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans, that would have been made by such Lender or the converted Eurodollar Loans, of such Lender shall instead be applied to repay the ABR Loans, made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                 (b) For purposes of this Section 2.14, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

                 SECTION 2.15. Indemnity. The Borrowers shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03,
2.04 or 2.05, (b) any payment, prepayment or conversion, or assignment required under Section 2.20, of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error.

                 SECTION 2.16. Pro Rata Treatment. Except as required under Sections 2.14 and 2.20, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any

Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                 SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

                 SECTION 2.18. Payments. (a) The Borrowers shall make each payment (including principal of or interest on any Borrowing and any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, local time at the place of payment, on the date when due in funds to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds. Each such payment shall be made in dollars.

                 (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                 SECTION 2.19. Taxes. (a) Any and all payments to the Lenders hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the income, assets or net worth of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized or doing business (other than as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder), or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                 (b) In addition, the Borrowers shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                 (c) The Borrowers shall indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee) or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date any Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor, which written demand shall be made within 60 days of the date such Lender (or Transferee) or the Administrative Agent receives written demand for payment of such Taxes or Other Taxes from the relevant Governmental Authority.

                 (d) If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrowers, or with respect to which the Borrowers have paid additional amounts, pursuant to this Section 2.19, it shall promptly notify the Borrowers of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrowers, make a claim to such Governmental Authority for such refund at the Borrowers' expense. If a Lender (or Transferee) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.19, it shall within 30 days from the date of such receipt pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrowers, upon the request of such Lender (or Transferee) or the Administrative Agent, agree to repay the amount paid over to the Borrowers (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such Governmental Authority.

                 (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrowers to the relevant Governmental Authority, the Borrowers will deliver to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                 (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                 (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Company under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this
Section 2.19(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(g) that such Non-U.S. Lender is not legally able to deliver.

                 (h) The Company shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

                 (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                 (j) Nothing contained in this Section 2.19 shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                 SECTION 2.20. Duty to Mitigate; Assignment of Commitments Under Certain Circumstances. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.13 or Section 2.19 or exercising its rights under Section 2.14 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                 (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Company shall be required to make additional payments to any Lender under Section 2.19, the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 9.04) all interests, rights and obligations contained hereunder to another financial institution approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee or the Company, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

       Each Borrower represents and warrants to each of the Lenders that:

                 SECTION 3.01. Organization; Powers. Each Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) in the case of each Borrower, has the corporate power and authority to execute, deliver and perform its obligations under the Loan Documents and to borrow hereunder and thereunder.

                 SECTION 3.02. Authorization. The execution, delivery and performance by the Borrowers of this Agreement, the promissory notes, if any, issued pursuant to Section 9.04(i) (and by the Borrowing Subsidiaries of each Borrowing Subsidiary Agreement), the Borrowings hereunder and the completion of the Distribution (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate action and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation (including the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of the Borrowers, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which any Borrower is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien upon any property or assets of any Borrower.

                 SECTION 3.03. Enforceability. This Agreement and each Loan Document to which a Borrower is a party constitutes a legal, valid and binding obligation of each Borrower enforceable in accordance with its terms.

                 SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or other action by any Governmental Authority, other than those which have been taken, given or made, as the case may be, is or will be required with respect to any Borrower in connection with the Transactions.

                 SECTION 3.05. Financial Statements. (a) The Company has heretofore furnished to the Administrative Agent and the Lenders copies of its combined balance sheet and statements of income, cash flow and retained earnings as of and for the year ended December 31, 1994, and the six months ended June 30, 1995, as included in the Proxy Statement. Such financial statements present fairly, in all material respects, the consolidated combined financial condition and the results of operations of the Company and the Subsidiaries as of such dates and for such periods in accordance with GAAP.

                 (b) The Company has heretofore furnished to the Administrative Agent and the Lenders copies of its pro forma combined balance sheet and statements of income as of June 30, 1995, and for the year and the six months ended December 31, 1994, and June 30, 1995, respectively, giving effect to the Distribution and certain related transactions. Such financial statements present fairly, in all material respects, the consolidated combined financial condition and the results of operations of the Company and the Subsidiaries on a pro forma basis as of such dates and for such periods in accordance with GAAP.

                 (c) As of the Effective Date, there has been no material adverse change in the consolidated financial condition of the Company and the Subsidiaries taken as a whole from the financial condition reported in the financial statements referenced in paragraph (a) of this Section 3.05.

                 SECTION 3.06. Litigation; Compliance with Laws. (a) As of the Effective Date, there are no actions, proceedings or investigations filed or (to the knowledge of the Borrowers) threatened affecting any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of this Agreement, the Transactions or any action taken or to be taken pursuant to this Agreement and no order or judgment has been issued or entered restraining or enjoining any Borrower or any Subsidiary from the execution, delivery or performance of this Agreement nor is there any other action, proceeding or investigation filed or (to the knowledge of any Borrower or any Subsidiary) threatened against any Borrower or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal which would be reasonably likely to result in a Material Adverse Effect or materially restrict the ability of any Borrower to comply with its obligations under the Loan Documents.

                 (b) Neither any Borrower nor any Subsidiary is in violation of any law, rule or regulation (including any law, rule or regulation relating to the protection of the environment or to employee health or safety), or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be reasonably likely to result in a Material Adverse Effect.

                 SECTION 3.07. Federal Reserve Regulations. (a) Neither any Borrower nor any Subsidiary that will receive proceeds of the Loans hereunder is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                 (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

                 SECTION 3.08. Investment Company Act; Public Utility Holding Company Act. No Borrower is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (the "1940 Act") or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 3.09. Use of Proceeds. All proceeds of the Loans shall be used for the purposes referred to in the recitals to this Agreement.

                 SECTION 3.10. Full Disclosure; No Material Misstatements. None of the representations or warranties made by any Borrower in connection with this Agreement as of the date such representations and warranties are made or deemed made, and no report, financial statement or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or the credit facilities established hereby contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

                 SECTION 3.11. Taxes. Each Borrower and each of the material Subsidiaries have filed or caused to be filed all Federal, state and local tax returns which are required to be filed by them, and have paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by any of them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings, and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

                 SECTION 3.12. Employee Pension Benefit Plans. The present aggregate value of accumulated benefit obligations of all unfunded and underfunded pension plans of the Company and its Subsidiaries (based on those assumptions used for disclosure in corporate financial statements in accordance with GAAP) did not, as of December 31, 1994, exceed by more than $605,000,000 the value of the assets of all such plans. Of such $605,000,000, $540,000,000 is primarily attributable to employee pension plans in countries where the funding of such obligations is not required or customary and $65,000,000 relates primarily to domestic pension plans where funding is not permitted under current tax regulations. In these cases the Company has recorded book reserves to meet the obligations. Trust assets totalling approximately $45,000,000 have been established to provide for certain of the foregoing domestic pension benefits, however, because of restrictions relating to bankruptcy or insolvency, such funds are not included in the funded amount of plans for purposes of GAAP.

                 SECTION 3.13. Distribution. At or prior to the Effective Date, the Distribution will have been duly completed in accordance with applicable law and as described in the Proxy Statement, and the assets, liabilities and capitalization of the Company will have been consistent at the time of and after giving effect to the Distribution in all material respects with the forecasted capitalization table of the Company set forth in the Proxy Statement and the pro forma financial statements referred to in Section 3.05(b), except that in the event the Distribution shall occur prior to December 31, 1995, the transactions set forth in Schedule 3.13 which are reflected as having occurred in such capitalization table and such pro forma financial statements might not yet have occurred.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                 The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                 SECTION 4.01. All Borrowings. On the date of each Borrowing:

                 (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

                 (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                 (c) At the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by each Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                 SECTION 4.02. Effective Date. On the Effective Date:

                 (a) The Administrative Agent shall have received a favorable written opinion of Robert Beicke, Esq., dated the Effective Date and addressed to the Lenders and satisfactory to the Lenders, the Administrative Agent and Cravath, Swaine & Moore, counsel for the Administrative Agent, to the effect set forth in Exhibit D hereto.

                 (b) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of its state of incorporation, and a certificate as to the good standing of the Company as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Effective Date and certifying
(A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement or any other document delivered in connection herewith on behalf of the Company; and

(iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above.

                 (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                 (d) The principal of and accrued and unpaid interest on any loans outstanding under the Existing Credit Facilities shall have been paid in full, all other amounts due in respect of the Existing Credit Facilities shall have been paid in full and the commitments to lend under the Existing Credit Facilities shall have been permanently terminated.

                 (e) The Administrative Agent shall have received any Fees or other amounts due and payable on or prior to the Effective Date.

                 SECTION 4.03. First Borrowing by Each Borrowing Subsidiary. On or prior to the first date on which Loans are made to any Borrowing
Subsidiary:

                 (a) The Lenders shall have received the favorable written opinion of counsel satisfactory to the Administrative Agent, addressed to the Lenders and satisfactory to the Lenders, the Administrative Agent and Cravath, Swaine & Moore, counsel for the Administrative Agent, to the effect set forth in Exhibit D hereto.

                 (b) Each Lender shall have received a copy of the Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary.

                                    ARTICLE V

                                    COVENANTS

                 A. Affirmative Covenants. Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will, and will cause each of the Subsidiaries to:

                 SECTION 5.01. Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as expressly permitted under Section 5.09; provided, however, that nothing in this Section shall prevent the abandonment or termination of the existence, rights or franchises of any Subsidiary or any rights or franchises of any Borrower if such abandonment or termination is in the best interests of the Borrowers and is not disadvantageous in any material respect to the Lenders.

                 SECTION 5.02. Business and Properties. Comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority (including any of the foregoing relating to the protection of the environment or to employee health and safety), whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                 SECTION 5.03. Financial Statements, Reports, Etc. In the case of the Company, furnish to the Administrative Agent for distribution to each
Lender:

                 (a) within 120 days after the end of each fiscal year, its consolidated balance sheet and the related consolidated statements of income, cash flows and retained earnings showing its consolidated financial condition as of the close of such fiscal year and the consolidated results of its operations during such year, all audited by Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by the Company and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present its financial condition and results of operations on a consolidated basis in accordance with GAAP (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of an annual report on Form 10-K containing the foregoing);

                 (b) within 90 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of income, cash flow and retained earnings, showing its consolidated financial condition as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting its financial condition and results of operations on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments (it being agreed that the requirements of this paragraph may be satisfied by the delivery pursuant to paragraph (d) below of a quarterly report on Form 10-Q containing the foregoing);

                 (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer certifying that, to the best of such Financial Officer's knowledge, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                 (d) promptly after the same become publicly available, copies of all reports on forms 10-K, 10-Q and 8-K filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or, in the case of the Company, copies of all reports distributed to its shareholders, as the case may be;

                 (e) promptly, from time to time, such other information as any Lender shall reasonably request through the Administrative Agent; and

                 (f) concurrently with any delivery of financial statements under paragraph (a) or (b) above, calculations of the financial test referred to in Section 5.12.

                 SECTION 5.04. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses (it being understood that the Borrowers and their Subsidiaries may self-insure to the extent customary with companies similarly situated and in the same or similar businesses).

                 SECTION 5.05. Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges imposed upon it or upon its income or profits or in respect of its property, as well as all other material liabilities, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto shall, to the extent required by GAAP, have been set aside.

                 SECTION 5.06. Litigation and Other Notices. Give the Administrative Agent prompt written notice of the following (which the Administrative Agent shall promptly provide to the Lenders):

                 (a) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding which could reasonably be expected to result in a Material Adverse Effect;

                 (b) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

                 (c) any change in any of the Ratings.

                 SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain financial records in accordance with GAAP and, upon reasonable notice, at all reasonable times, permit any authorized representative designated by the Administrative Agent to visit and inspect the properties of the Company and of any material Subsidiary and to discuss the affairs, finances and condition of the Company and any material Subsidiary with a Financial Officer of the Company and such other officers as the Company shall deem appropriate.

                 SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the recitals to this Agreement.

                 B. Negative Covenants. Each Borrower covenants and agrees with each Lender and the Administrative Agent that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other amounts payable hereunder shall be unpaid, unless the Required Lenders shall otherwise consent in writing, it will not, and will not cause or permit any of the Subsidiaries to:

                 SECTION 5.09. Consolidations, Mergers, and Sales of Assets. Consolidate or merge with or into any other person or sell, lease or transfer all or substantially all of its property and assets, or agree to do any of the foregoing, unless (a) no Default or Event of Default has occurred and is continuing or would have occurred immediately after giving effect thereto, and
(b) in the case of a consolidation or merger or transfer of assets involving the Company and in which the Company is not the surviving corporation or sells, leases or transfers all or substantially all of its property and assets, the surviving corporation or person purchasing, leasing or receiving such property and assets is organized in the United States of America or a state thereof and agrees to be bound by the terms and provisions applicable to the Company hereunder.

                 SECTION 5.10. Limitations on Liens. In the case of the Company, create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property, or permit any Restricted Subsidiary to create, suffer to be created, or assume (directly or indirectly) any mortgage, pledge or other lien upon any Principal Property; provided, however, that this covenant shall not apply to any of the following:

                 (a) any mortgage, pledge or other lien on any Principal Property hereafter acquired, constructed or improved by the Company or any Restricted Subsidiary which is created or assumed to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or any mortgage, pledge or other lien on any Principal Property existing at the time of acquisition thereof, provided, however, that the mortgage, pledge or other lien shall not extend to any Principal Property theretofore owned by the Company or any Restricted Subsidiary;

                 (b) any mortgage, pledge or other lien on any Principal Property existing on the date of this Agreement as described in
         Schedule 5.10;

                 (c) any mortgage, pledge or other lien existing upon any property of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, the Company or a Restricted Subsidiary, at the time of such merger, consolidation or acquisition, provided that such mortgage, pledge or other lien does not extend to any other Principal Property, other than improvements to the property subject to such mortgage, pledge or other lien;

                 (d) any pledge or deposit to secure payment of workers' compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

                 (e) any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any Governmental Authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

                 (f) any pledge or lien necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by the Company or a Restricted Subsidiary or required in connection with the institution by the Company or a Restricted Subsidiary of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by the Company or a Restricted Subsidiary, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle the Company or a Restricted Subsidiary to maintain self-insurance or to participate in any fund in connection with workers' compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

                 (g) any mechanics', carriers', workmen's, repairmen's, or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

                 (h) any lien or encumbrance on property in favor of the United States of America, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;

                 (i) any mortgage, pledge or other lien securing any indebtedness incurred in any manner to finance or recover the cost to the Company or any Restricted Subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by the Company or a Restricted Subsidiary to the United

         States of America or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

                 (j) any mortgage, pledge or other lien securing indebtedness of a Restricted Subsidiary to the Company or a Restricted Subsidiary, provided that in the case of any sale or other disposition of such indebtedness by the Company or such Restricted Subsidiary, such sale or other disposition shall be deemed to constitute the creation of another mortgage, pledge or other lien not permitted by this clause (j);

                 (k) any mortgage, pledge or other lien affecting property of the Company or any Restricted Subsidiary securing indebtedness of the United States of America or a State thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in the opinion of the Company to meet environmental criteria with respect to manufacturing or processing operations of the Company or any Restricted Subsidiary and the proceeds of which indebtedness have financed the cost of acquisition of such program;

                 (l) the renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance permitted by the foregoing provisions of this covenant upon the same property theretofore subject thereto, or the renewal, extension, replacement or refunding of the amount secured thereby, provided that in each case such amount outstanding at that time shall not be increased; or

                 (m) any other mortgage, pledge or other lien, provided that immediately after the creation or assumption of such mortgage, pledge or other lien, the total of (x) the aggregate principal amount of indebtedness of the Company and all Restricted Subsidiaries secured by all mortgages, pledges and other liens created or assumed under the provisions of this clause (m), plus (y) the aggregate amount of Capitalized Lease-Back Obligations of the Company and Restricted Subsidiaries under the entire unexpired terms of all leases entered into in connection with sale and lease-back transactions which would have been precluded by the provisions of Section 5.11 but for the satisfaction of the condition set forth in clause (b) thereof, shall not exceed an amount equal to 5% of Consolidated Net Tangible Assets.

The lease of any property by the Company or a Restricted Subsidiary and rental obligations with respect thereto (whether or not arising out of a sale and lease-back of properties and whether or not in accordance with GAAP such property is carried as an asset and such rental obligations are carried as indebtedness on the Company's or a Restricted Subsidiary's balance sheet) shall not in any event be deemed to be the creation of a mortgage, pledge or other lien.

                 SECTION 5.11. Limitations on Sale and Leaseback Transactions. In the case of the Company or any Restricted Subsidiary, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, unless either (a) the Company shall apply an amount equal to the greater of the Fair Value of such property or the net proceeds of such sale, within 120 days of the effective date of any such arrangement, to the retirement (other than any mandatory retirement or by way of payment at maturity) of Indebtedness or to the acquisition, construction, development or improvement of properties, facilities or equipment used for operating purposes which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or a part thereof; or
(b) at the time of entering into such arrangement, such Principal Property could have been subjected to a mortgage, pledge or lien securing indebtedness of the Company or a Restricted Subsidiary in a principal amount equal to the Capitalized Lease-Back Obligations with respect to such Principal Property under paragraph (m) of Section 5.10.

                 SECTION 5.12. Consolidated EBITDA to Consolidated Interest Expense. Permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for any period of four consecutive fiscal quarters to be less than 3.75 to 1.0.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                 In case of the happening of any of the following events (each an "Event of Default"):

                 (a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                 (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                 (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten days;

                 (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.09, 5.10, 5.11, 5.12 or 5.13 and, in the case of any default under
         Section 5.10, such default shall continue for 30 days;

                 (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in clauses (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

                 (f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $20,000,000, beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was created, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, or any other event shall occur or condition shall exist, beyond the period of grace, if any, provided in such agreement or instrument, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such

         Indebtedness or a trustee on its or their behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity;

                 (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company, or of a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $25,000,000, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company or any Subsidiary with assets having gross book value in excess of $25,000,000 or (iii) the winding up or liquidation of the Company; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                 (h) the Company or any Subsidiary with assets having gross book value in excess of $25,000,000 shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of the property or assets of the Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                 (i) one or more final judgments shall be entered by any court against the Company or any of the Subsidiaries for the payment of money in an aggregate amount in excess of $100,000,000 and such judgment or judgments shall not have been paid, covered by insurance, discharged or stayed for a period of 60 days, or a warrant of attachment or execution or similar process shall have been issued or levied against property of the Company or any of the Subsidiaries to enforce any such judgment or judgments;

                 (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect; or

                 (k) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company or any Subsidiary with assets having gross book value in excess of $25,000,000 described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding; and, in the case of any event with respect to the Company or any Subsidiary with assets having gross book value in excess of $25,000,000 described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived anything contained herein to the contrary notwithstanding.

                                   ARTICLE VII

                                    GUARANTEE

                 The Company unconditionally and irrevocably guarantees the due and punctual payment and performance, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, of the Guaranteed Obligations. The Company further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligations.

                 The Company waives presentment to, demand of payment from and protest to the Borrowing Subsidiaries of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by
(a) the failure of any Lender to assert any claim or demand or to enforce any right or remedy against the Borrowing Subsidiaries under the provisions of this Agreement or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any guarantee or any other agreement; or (c) the failure of any Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

                 The Company further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security, if any, held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on its books, in favor of the Borrowing Subsidiaries or any other person.

                 The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity.

                 To the extent permitted by applicable law, the Company waives any defense based on or arising out of any defense available to the Borrowing Subsidiaries, including any defense based on or arising out of any disability of the Borrowing Subsidiaries, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the

Borrowing Subsidiaries, other than final payment in full of the Guaranteed Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, or exercise any other right or remedy available to them against the Borrowing Subsidiaries, or any security without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been fully and finally paid. The Company waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Company against the Borrowing Subsidiaries or any security.

                 The Company further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

                 In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay or cause to be paid to the Administrative Agent or such Lender in cash the amount of such unpaid Guaranteed Obligation.

                 The Company hereby irrevocably waives and releases any and all rights of subrogation, indemnification, reimbursement and similar rights which it may have against or in respect of the Borrowing Subsidiaries at any time relating to the Guaranteed Obligations, including all rights that would result in its being deemed a "creditor" of the Borrowing Subsidiaries under the United States Code as now in effect or hereafter amended, or any comparable provision of any successor statute.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                 In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrowers pursuant to this Agreement as received by the Administrative Agent.

                 Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in this Agreement. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender, given as provided herein, of the transfer thereof. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                 The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                 Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent acceptable to the Company. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                 With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                 Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Commitments shall have been terminated, the amount of its outstanding Loans) of any expenses incurred for the benefit of the

Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. Each Lender agrees that any allocation made in good faith by the Administrative Agent of expenses or other amounts referred to in this paragraph between this Agreement and the Facility B Credit Agreement shall be conclusive and binding for all purposes.

                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

                 SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                 (a) if to any Borrower, to ITT Industries, Inc., Red Oak Corporate Park, 4 West Red Oak Lane, Harrison, New York 10604, Attention of Treasurer (Telecopy No. 914-696-2950);

                 (b) if to the Administrative Agent, to Chemical Bank Agency Services Corp., 140 East 45th Street, 29th Floor, New York, New York 10017, Attention of Mr. Chris Moriarty, (Telecopy No. 212-622-0002), with a copy to Chemical Bank at 270 Park Avenue, New York, New York 10017, Re: ITT Industries, Inc.; and

                 (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

                 SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Commitments have not been terminated. The provisions of Sections 2.13, 2.15, 2.19 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agent or any Lender.

                 SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders.

                 SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

                 (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Company must give its prior written consent to such assignment (which consent, if required, shall not be unreasonably withheld in the event an Event of Default has occurred and is continuing), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000 (provided that, in the case of simultaneous assignment of interests under this Agreement and the Facility B Credit Agreement, the aggregate fee shall be $3,000), (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and (iv) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero. Upon acceptance and recording pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

                 (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrowers or the performance or observance by the Borrowers of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and the written consent of the Company to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                 (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement.

                 (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement for the benefit of the Company whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

                 (h) The Borrowers shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders.

                 (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                 SECTION 9.05. Expenses; Indemnity. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with entering into this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof, or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or in connection with the Loans made hereunder, including the fees and disbursements of counsel for the Administrative Agent or, in the case of enforcement, the Lenders.

                 (b) The Borrowers agree to indemnify the Administrative Agent, each Lender, each of their Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the consummation of the transactions contemplated by this Agreement, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                 (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

                 SECTION 9.06. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 9.07. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest or fees on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment or decrease the Facility Fee of any Lender or other amounts due to any Lender without the prior written consent of such Lender, (iii) limit or release the guarantee set forth in Article VII, or (iv) amend or modify the provisions of Section 2.16 or Section 9.04(h), the provisions of this Section or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

                 SECTION 9.08. Entire Agreement. This Agreement, the agreements referenced in Section 2.06(b) and the letter agreement attached as Exhibit F constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                 SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                 SECTION 9.12. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or obligations of the Company and any Borrowing Subsidiary now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company and the Administrative Agent after such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                 SECTION 9.13. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (A) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. SUBJECT TO THE FOREGOING AND TO PARAGRAPH (B) BELOW, NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO IN THE COURTS OF ANY JURISDICTION.

                 (B) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR THEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                 (C) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                 SECTION 9.14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

                 SECTION 9.15. Addition of Borrowing Subsidiaries. Each Borrowing Subsidiary which shall deliver to the Administrative Agent a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company shall, upon such delivery and without further act, become a party hereto and a Borrower hereunder with the same effect as if it had been an original party to this Agreement.

                 SECTION 9.16. Execution. Upon execution by the Lenders, this Agreement will be executed with Old ITT as "the Company" all as contemplated by the letter agreement attached as Exhibit F, and upon execution of this Agreement by the Company, the Company shall succeed to the rights and obligations of Old ITT as contemplated in this Agreement.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  ITT INDUSTRIES, INC., as Borrower,

                                  by /s/ Richard J. M. Hamilton
                                    --------------------------------------------
                                    Name:  Richard J. M. Hamilton
                                    Title: Senior Vice President and Controller

                                  CHEMICAL BANK, individually and as
                                  Administrative Agent,

                                  by /s/ Robert K. Gaynor
                                    --------------------------------------------
                                    Name:  Robert K. Gaynor
                                    Title: Vice President

                                  ABN AMRO BANK N.V., NEW YORK BRANCH,

                                  by /s/ Frances O'R. Logan
                                    --------------------------------------------
                                    Name:  Frances O'R. Logan
                                    Title: Vice President

                                  by /s/ William J. Van Nostrand
                                    --------------------------------------------
                                    Name:  William J. Van Nostrand
                                    Title: Vice President

                                  ARAB BANK PLC,

                                  by /s/ Nofal S. Barbar
                                    --------------------------------------------
                                    Name:  Nofal S. Barbar
                                    Title: Executive Vice President and Branch
                                           Manager

                                      BANCA COMMERCIALE ITALIANA, NEW YORK
                                      BRANCH,

                                      by /s/ Charles Dougherty
                                        ----------------------------------------
                                        Name:  Charles Dougherty
                                        Title: Vice President

                                      by /s/ M. Welch
                                        ----------------------------------------
                                        Name:  M. Welch
                                        Title: Assistant Vice President

                                      BANCA DI ROMA - NEW YORK BRANCH,

                                      by /s/ Ralph L. Riehle
                                        ----------------------------------------
                                        Name:  Ralph L. Riehle
                                        Title: First Vice President

                                      by /s/ Luca Balestra
                                        ----------------------------------------
                                        Name:  Luca Balestra
                                        Title: Assistant Vice President

                                      BANCA NAZIONALE DEL LAVORO S.P.A., NEW
                                      YORK BRANCH,

                                      by /s/ Giuliano Violetta
                                        ----------------------------------------
                                        Name:  Giuliano Violetta
                                        Title: First Vice President

                                      by /s/ Giulio Giovine
                                        ----------------------------------------
                                        Name:  Giulio Giovine
                                        Title: Vice President

                                      BANCA POPOLARE DI MILANO,

                                      by /s/ Anthony Franco
                                        ----------------------------------------
                                        Name:  Anthony Franco
                                        Title: Executive Vice President/
                                               General Manager

                                      by /s/ Nicholas Cinosi
                                        ----------------------------------------
                                        Name:  Nicholas Cinosi
                                        Title: Vice President

                                      BANK OF AMERICA ILLINOIS,

                                      by /s/ Ambrish D. Thanawais
                                        ----------------------------------------
                                        Name:  Ambrish D. Thanawais
                                        Title: Vice President

                                      BANK OF HAWAII,

                                      by /s/ John R. Landgraf
                                        ----------------------------------------
                                        Name:  John R. Landgraf
                                        Title: Officer

                                      THE BANK OF NEW YORK,

                                      by /s/ Mary Anne Zagroba
                                        ----------------------------------------
                                        Name:  Mary Anne Zagroba
                                        Title: Vice President

                                      THE BANK OF NOVA SCOTIA,

                                      by /s/ J. Alan Edwards
                                        ----------------------------------------
                                        Name:  J. Alan Edwards
                                        Title: Authorized Signatory

                                      THE BANK OF TOKYO TRUST COMPANY,

                                      by /s/ Amanda S. Ryan
                                        ----------------------------------------
                                        Name:  Amanda S. Ryan
                                        Title: Vice President

                                      BANKERS TRUST COMPANY,

                                      by /s/ Katherine A. Judge
                                        ----------------------------------------
                                        Name:  Katherine A. Judge
                                        Title: Vice President

                                      BARCLAYS BANK PLC,

                                      by /s/ John C. Livingston
                                        ----------------------------------------
                                        Name:  John C. Livingston
                                        Title: Associate Director

                                      BAYERISCHE LANDESBANK GIROZENTRALE,
                                      CAYMAN ISLANDS BRANCH,

                                      by /s/ Wilfried Freudenberger
                                        ----------------------------------------
                                        Name:  Wilfried Freudenberger
                                        Title: Executive Vice President and
                                               General Manager

                                      by /s/ Peter Oberman
                                        ----------------------------------------
                                        Name:  Peter Oberman
                                        Title: Senior Vice President
                                               Manager Lending Division

                                      CIBC, INC.,

                                      by /s/ J. Domkowski
                                        ----------------------------------------
                                        Name:  J. Domkowski
                                        Title: Vice President

                                      THE CHASE MANHATTAN BANK, N.A.,

                                      by /s/ David B. Townsend
                                        ----------------------------------------
                                        Name:  David B. Townsend
                                        Title: Managing Director

                                      CITIBANK, N.A.,

                                      by /s/ Elizabeth A. Palermo
                                        ----------------------------------------
                                        Name:  Elizabeth A. Palermo
                                        Title: Attorney-in-Fact

                                      COMERICA BANK,

                                      by /s/ Cheryl W. Ewers
                                        ----------------------------------------
                                        Name:  Cheryl W. Ewers
                                        Title: Accounting Officer

                                      COMMERZBANK AKTIENGESELLSCHAFT, GRAND
                                      CAYMAN BRANCH,

                                      by /s/ Thomas Ausfahl
                                        ----------------------------------------
                                        Name:  Thomas Ausfahl
                                        Title: Assistant Vice President

                                      by /s/ Robert Donohue
                                        ----------------------------------------
                                        Name:  Robert Donohue
                                        Title: Vice President

                                      COMPAGNIE FINANCIERE DE CIC ET DE
                                      L'UNION EUROPEENNE,

                                      by /s/ Eric Longuet
                                        ----------------------------------------
                                        Name:  Eric Longuet
                                        Title: Vice President

                                      by /s/ Albert M. Calo
                                        ----------------------------------------
                                        Name:  Albert M. Calo
                                        Title: Vice President

                                      CREDIT LYONNAIS, NEW YORK BRANCH,

                                      by /s/ Robert Ivosevich
                                        ----------------------------------------
                                        Name:  Robert Ivosevich
                                        Title: Senior Vice President

                                      CREDIT SUISSE,

                                      by /s/ Robert B. Potter
                                        ----------------------------------------
                                        Name:  Robert B. Potter
                                        Title: Member of Senior Management

                                      by /s/ Chris T. Horgan
                                        ----------------------------------------
                                        Name:  Chris T. Horgan
                                        Title: Associate

                                      CREDITO ITALIANO, S.P.A.

                                      by /s/ Harmon P. Butler
                                        ----------------------------------------
                                        Name:  Harmon P. Butler
                                        Title: First Vice President and
                                               Deputy Manager

                                      by /s/ Saiyed A. Abbas
                                        ----------------------------------------
                                        Name:  Saiyed A. Abbas
                                        Title: Assistant Vice President

                                      THE DAI-ICHI KANGYO BANK, LTD., NEW
                                      YORK BRANCH,

                                      by /s/ Timothy White
                                        ----------------------------------------
                                        Name:  Timothy White
                                        Title: Vice President

                                      DEN DANSKE BANK,

                                      by /s/ Bent V. Christensen
                                        ----------------------------------------
                                        Name:  Bent V. Christensen
                                        Title: Vice President

                                      by /s/ Mogens Sendergaard
                                        ----------------------------------------
                                        Name:  Mogens Sendergaard
                                        Title: Vice President

                                      DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR
                                      CAYMAN ISLANDS BRANCH,

                                      by /s/ Hans-Josef Thiele
                                        ----------------------------------------
                                        Name:  Hans-Josef Thiele
                                        Title: Vice President

                                      by /s/ Stephen A. Wiedemann
                                        ----------------------------------------
                                        Name:  Stephen A. Wiedemann
                                        Title: Vice President

                                      DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,

                                      by /s/ Mark K. Connelly
                                        ----------------------------------------
                                        Name:  Mark K. Connelly
                                        Title: Vice President

                                      by /s/ Karen A. Brinkman
                                        ----------------------------------------
                                        Name:  Karen A. Brinkman
                                        Title: Vice President

                                      DRESDNER BANK AG, NEW YORK BRANCH AND
                                      GRAND CAYMAN BRANCH,

                                      by /s/ J. Michael Leffler
                                        ----------------------------------------
                                        Name:  J. Michael Leffler
                                        Title: Senior Vice President

                                      by /s/ B. Craig Erickson
                                        ----------------------------------------
                                        Name:  B. Craig Erickson
                                        Title: Vice President

                                      FIRST INTERSTATE BANK OF CALIFORNIA,

                                      by /s/ William J. Baird
                                        ----------------------------------------
                                        Name:  William J. Baird
                                        Title: Senior Vice President

                                      by /s/ Judy A. Maahs
                                        ----------------------------------------
                                        Name:  Judy A. Maahs
                                        Title: Assistant Vice President

                                      THE FIRST NATIONAL BANK OF BOSTON,

                                      by /s/ Kevin F. Malone
                                        ----------------------------------------
                                        Name:  Kevin F. Malone
                                        Title: Director

                                     THE FIRST NATIONAL BANK OF CHICAGO,

                                      by /s/ Randall L. Faust
                                        ----------------------------------------
                                        Name:  Randall L. Faust
                                        Title: Assistant Vice President

                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA,

                                      by /s/ Mark M. Harden
                                        ----------------------------------------
                                        Name:  Mark M. Harden
                                        Title: Vice President

                                      THE FUJI BANK, LIMITED, NEW YORK BRANCH,

                                      by /s/ Gina M. Kearns
                                        ----------------------------------------
                                        Name:  Gina M. Kearns
                                        Title: Vice President and Manager

                                      THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                      NEW YORK BRANCH,

                                      by /s/ John V. Veltri
                                        ----------------------------------------
                                        Name:  John V. Veltri
                                        Title: Senior Vice President

                                      ISTITUTO BANCARIO SAN PAOLO DI TORINO SPA,

                                      by /s/ Wendell Jones
                                        ----------------------------------------
                                        Name:  Wendell Jones
                                        Title: Vice President

                                      by /s/ Ettore Viazzo
                                        ----------------------------------------
                                        Name:  Ettore Viazzo
                                        Title: Vice President

                                      KREDIETBANK N.V.,

                                      by /s/ Armen Karozichian
                                        ----------------------------------------
                                        Name:  Armen Karozichian
                                        Title: Vice President

                                      by /s/ Robert Snauffer
                                        ----------------------------------------
                                        Name:  Robert Snauffer
                                        Title: Vice President

                                      LLOYDS BANK PLC,

                                      by /s/ Paul D. Briamonte
                                        ----------------------------------------
                                        Name:  Paul D. Briamonte
                                        Title: Vice President B374

                                      by  /s/ Stephen J. Attree
                                        ----------------------------------------
                                        Name:  Stephen J. Attree
                                        Title: Assistant Vice President A088

                                      LTCB TRUST COMPANY,

                                      by /s/ Rene O. LeBlanc
                                        ----------------------------------------
                                        Name:  Rene O. LeBlanc
                                        Title: Senior Vice President

                                      THE MITSUBISHI BANK, LIMITED,

                                      by /s/ Paula Mueller
                                        ----------------------------------------
                                        Name:  Paula Mueller
                                        Title: Vice Presidnet

                                      THE MITSUBISHI TRUST AND BANKING
                                      CORPORATION,

                                      by /s/ Patricia Loret de Mola
                                        ----------------------------------------
                                        Name:  Patricia Loret de Mola
                                        Title: Senior Vice President

                                      MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                                      by /s/ George J. Stapleton
                                        ----------------------------------------
                                        Name:  George J. Stapleton
                                        Title: Vice President

                                      NATIONAL WESTMINSTER BANK PLC, NASSAU
                                      BRANCH,

                                      by /s/ Anne Marie Torre
                                        ----------------------------------------
                                        Name:  Anne Marie Torre
                                        Title: Vice President

                                      NATIONSBANK, N.A.,

                                      by /s/ James T. Gilland
                                        ----------------------------------------
                                        Name:  James T. Gilland
                                        Title: Senior Vice Preident

                                      THE NIPPON CREDIT BANK, LTD.,

                                      by /s/ Peter Capitelli
                                        ----------------------------------------
                                        Name:  Peter Capitelli
                                        Title: Vice President and Manager

                                      THE NORTHERN TRUST COMPANY,

                                      by /s/ Daryl M. Robicsek
                                        ----------------------------------------
                                        Name:  Daryl M. Robicsek
                                        Title: Vice President

                                      PNC BANK, NATIONAL ASSOCIATION,

                                      by /s/ Tom Partridge
                                        ----------------------------------------
                                        Name:  Tom Partridge
                                        Title: Commercial Banking Officer

                                      ROYAL BANK OF CANADA,

                                      by /s/ Rainer R. Kraft
                                        ----------------------------------------
                                        Name:  Rainer R. Kraft
                                        Title: Manager

                                      THE SAKURA BANK, LIMITED, NEW YORK BRANCH,

                                      by /s/ Masahiro Nakajo
                                        ----------------------------------------
                                        Name:  Masahiro Nakajo
                                        Title: Senior Vice President

                                      THE SANWA BANK LIMITED, NEW YORK BRANCH,

                                      by /s/ Stephen C. Small
                                        ----------------------------------------
                                        Name:  Stephen C. Small
                                        Title: Vice President and Area Manager

                                      SOCIETE GENERALE,

                                      by /s/ Sedare Cordin
                                        ----------------------------------------
                                        Name:  Sedare Cordin
                                        Title: Vice President

                                      THE SUMITOMO BANK, LIMITED, NEW YORK
                                      BRANCH,

                                      by /s/ Yoshinori Kawamura
                                        ----------------------------------------
                                        Name:  Yoshinori Kawamura
                                        Title: Joint General Manager

                                      SUNTRUST BANK, ATLANTA,

                                      by /s/ Mary M. Smith
                                        ----------------------------------------
                                        Name:  Mary M. Smith
                                        Title: Banking Officer

                                      by /s/ Craig W. Farnsworth
                                        ----------------------------------------
                                        Name:  Craig W. Farnsworth
                                        Title: Vice President

                                      SWISS BANK CORPORATION, NEW YORK BRANCH,

                                      by /s/ Susan N. Isquith
                                        ----------------------------------------
                                        Name:  Susan N. Isquith
                                        Title: Director Credit Risk Management

                                      by /s/ Edward J. McDonnell III
                                        ----------------------------------------
                                        Name:  Edward J. McDonnell III
                                        Title: Associate Director International
                                               Finance Division

                                      THE TOKAI BANK, LIMITED,

                                      by /s/ Stuart Schulman
                                        ----------------------------------------
                                        Name:  Stuart Schulman
                                        Title: Senior Vice President

                                      THE TORONTO-DOMINION BANK,

                                      by /s/ Randall Bingham
                                        ----------------------------------------
                                        Name:  Randall Bingham
                                        Title: Managing Director

                                      UNION BANK OF SWITZERLAND, NEW YORK
                                      BRANCH,

                                      by /s/ Robert W. Casey Jr.
                                        ----------------------------------------
                                        Name:  Robert W. Casey Jr.
                                        Title: Vice President

                                      by /s/ Daniel R. Strickford
                                        ----------------------------------------
                                        Name:  Daniel R. Strickford
                                        Title: Assistant Treasurer

                                      WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW
                                      YORK AND CAYMAN ISLANDS BRANCHES,

                                      by /s/ A. Kumbie
                                        ----------------------------------------
                                        Name:  A. Kumbie
                                        Title: Managing Director

                                      by /s/ MPM Ransley
                                        ----------------------------------------
                                        Name:  MPM Ransley
                                        Title: Associate

                                      THE YASUDA TRUST AND BANKING COMPANY,
                                      LIMITED, NEW YORK BRANCH,

                                      by /s/ Rohn M. Laudenschlager
                                        ----------------------------------------
                                        Name:  Rohn M. Laudenschlager
                                        Title: Senior Vice President

                                                                     EXHIBIT A-1

                        FORM OF COMPETITIVE BID REQUEST

Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, NY 10017

Attention:  [                   ]

Dear Ladies and Gentlemen:

                  The undersigned, ___________________ (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 2, 1995 (as it may hereafter be amended, modified, extended or restated from time to time, the "364-Day Agreement"), among the Borrower, the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the 364-Day Agreement that it requests a Competitive Borrowing under the 364-Day Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A) Date of Competitive Borrowing
    (which is a Business Day)        __________

(B) Principal amount of
    Competitive Borrowing(1)         __________

(C) Interest rate basis(2)           __________

(D) Interest Period and the
    last day thereof(3)              __________

                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the 364-Day Agreement have been satisfied.

                                                  Very truly yours,

                                                  [NAME OF BORROWER],

                                                   by
                                                     ---------------------------
                                                      Name:
                                                      Title: [Financial Officer]


--------
    (1) Not less than $10,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

    (2) Eurodollar Competitive Loan or Fixed Rate Loan.

    (3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                                     EXHIBIT A-2

                   FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]

                                                                          [Date]

Attention:  [          ]

Dear Ladies and Gentlemen:

                  Reference is made to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 2, 1995 (as it may hereafter be amended, modified, extended or restated from time to time, the "364-Day Agreement"), among ITT Industries, Inc. [,______________] (the "Borrower"), the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Agreement. The Borrower made a Competitive Bid Request on _________, 19[ ], pursuant to Section 2.03(a) of the 364-Day Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(1) Your Competitive Bid must comply with Section 2.03(b) of the 364-Day Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A) Date of Competitive Borrowing    __________

(B) Principal amount of
    Competitive Borrowing            __________

(C) Interest rate basis              __________

(D) Interest Period and the
    last day thereof.                __________

(E) Currency                         __________

                                                     Very truly yours,

                                                     CHEMICAL BANK,
                                                     as Administrative Agent,

                                                      by
                                                        ------------------------
                                                        Name:
                                                        Title:


--------
    (1) The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Competitive Loans, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing.

                                                                     EXHIBIT A-3

                            FORM OF COMPETITIVE BID

Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017

                                                                          [Date]

Attention:  [                ]

Dear Ladies and Gentlemen:

                  The undersigned, [Name of Lender], refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 2, 1995 (as it may be amended, modified, extended or restated from time to time, the "364-Day Agreement"), among ITT Industries, Inc. [,____________] (the "Borrower"), the Borrowing Subsidiaries parties thereto, the Lenders named therein and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the 364-Day Agreement, in response to the Competitive Bid Request made by the Borrower on ________, 19[ ], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A) Principal Amount(1)              __________

(B) Competitive Bid Rate(2)          __________

(C) Interest Period and last
    day thereof                      __________

(D) Currency                         __________

                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the 364-Day Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the 364-Day Agreement.

                                                   Very truly yours,

                                                   [NAME OF LENDER],

                                                    by
                                                      --------------------------
                                                       Name:
                                                       Title:

--------
    (1) Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Administrative Agent.

    (2) i.e., LIBO Rate + or - __%, in the case of Eurodollar Competitive Loans or %, in the case of Fixed Rate Loans.

                                                                     EXHIBIT A-4

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

                                                                          [Date]

Chemical Bank, as Administrative Agent
for the Lenders referred to below
270 Park Avenue
New York, N.Y. 10017

Attention:  [                     ]

Dear Ladies and Gentlemen:

                  The undersigned, ________________ (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 2, 1995 (as it may be amended, modified, extended or restated from time to time, the "364-Day Agreement"), among the Borrower, the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and Chemical Bank, as Administrative Agent for the Lenders.

                  In accordance with Section 2.03(c) of the 364-Day Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ____________, and in accordance with Section 2.03(d) of the 364-Day Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount                    Fixed Rate/Margin                  Lender
----------------                    -----------------                  ------
       $                              [%]/[+/-.   %]
       $

We hereby reject the following bids:

Principal Amount                    Fixed Rate/Margin                  Lender
----------------                    -----------------                  ------
       $                              [%]/[+/-.   %]
       $

                  The $________ should be deposited in Chemical Bank account
number [      ] on [date].

                                                   Very truly yours,

                                                   [NAME OF BORROWER],

                                                    by
                                                      --------------------------
                                                       Name:
                                                       Title:

                                                                     EXHIBIT A-5

                       FORM OF STANDBY BORROWING REQUEST

Chemical Bank, as Administrative Agent
for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017

                                                                          [Date]

Attention: [            ]

Dear Ladies and Gentlemen:

                  The undersigned, _____________ (the "Borrower"), refers to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 2, 1995 (as it may be amended, modified, extended or restated from time to time, the "364-Day Agreement"), among the Borrower, the Borrowing Subsidiaries parties thereto, the Lenders parties thereto and Chemical Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the 364-Day Agreement that it requests a Standby Borrowing under the 364-Day Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

(A) Date of Standby Borrowing
    (which is a Business Day)        __________

(B) Principal amount of
    Standby Borrowing(1)             __________

(C) Interest rate basis(2)           __________

(D) Interest Period and the
    last day thereof(3)              __________

                  Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and
(c) of the 364-Day Agreement have been satisfied.

                                            Very truly yours,

                                            [NAME OF BORROWER],

                                              by
                                                --------------------------------
                                                Name:
                                                Title: [Financial Officer]


--------
    (1) Not less than $20,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

    (2) Eurodollar Standby Loan or ABR Loan.

    (3) Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.

                                                                       EXHIBIT B

CHEMICAL BANK
140 East 45th Street
New York, NY 10017-3162

                              ITT INDUSTRIES, INC.
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of Janet Belden at Chemical Bank as soon as possible.

FAX NUMBER:   212-622-0122

LEGAL NAME TO APPEAR IN DOCUMENTATION:

--------------------------------------------------------------------------------

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
                  --------------------------------------------------------------

Street Address:
                  --------------------------------------------------------------

City, State, Zip Code:
                       ---------------------------------------------------------

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:
                  --------------------------------------------------------------

Street Address:
                  --------------------------------------------------------------

City, State, Zip Code:
                       ---------------------------------------------------------

CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:
                 ---------------------------------------------------------------

Street Address:
                 ---------------------------------------------------------------

City, State, Zip Code:
                      ----------------------------------------------------------

Phone Number:
                 ---------------------------------------------------------------

FAX Number:
                 ---------------------------------------------------------------


Backup Contact:
                 ---------------------------------------------------------------

Street Address:
                 ---------------------------------------------------------------

City, State, Zip Code:
                       ---------------------------------------------------------

Phone Number:
                 ---------------------------------------------------------------

FAX Number:
                 ---------------------------------------------------------------


TAX WITHHOLDING:

     Non Resident Alien            Y*           N
                        -----------  -----------

* Form 4224 Enclosed

     Tax ID Number
                   -------------------------


CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
         -----------------------------------------------------------------------

Street Address:
                 ---------------------------------------------------------------

City, State, Zip Code:
                       ---------------------------------------------------------

Phone Number:
                 ---------------------------------------------------------------

FAX Number:
                 ---------------------------------------------------------------

BID LOAN NOTIFICATION:

Contact:
         -----------------------------------------------------------------------

Street Address:
                 ---------------------------------------------------------------

City, State, Zip Code:
                       ---------------------------------------------------------

Phone Number:
                 ---------------------------------------------------------------

FAX Number:
                 ---------------------------------------------------------------

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

     ---------------------------------------------------------------------------

Routing Transit/ABA number of Bank where funds are to be transferred:

     ---------------------------------------------------------------------------

Name of Account, if applicable:

     ---------------------------------------------------------------------------

Account Number:
                ----------------------------------------------------------------

Additional Information:
                        --------------------------------------------------------

                        --------------------------------------------------------

MAILINGS:

Please specify who should receive financial information:

Name:
      --------------------------------------------------------------------------

Street Address:
                ----------------------------------------------------------------

City, State, Zip Code:
                       ---------------------------------------------------------

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me on 212-622-0011.

                                                                       EXHIBIT C

                                   [FORM OF]

                           ASSIGNMENT AND ACCEPTANCE

                                                          Dated: _________, 19__

                  Reference is made to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 2, 1995 (the "364-Day Agreement"), among ITT Industries, Inc. (the "Company"), the Borrowing Subsidiaries parties thereto, the Lenders parties thereto (the "Lenders") and Chemical Bank, as Administrative Agent for the Lenders. Terms defined in the 364-Day Agreement are used herein with the same meanings.

                  1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the 364-Day Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Effective Date and the Competitive Loans and Standby Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04 of the 364-Day Agreement, a copy of which has been received by each such party. From and after the Effective Date, (i) the Assignee shall be a party to and be bound by the provisions of the 364-Day Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the 364-Day Agreement.

                  2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(g) of the 364-Day Agreement, duly completed and executed by such Assignee,
(ii) if the Assignee is not already a Lender under the 364-Day Agreement, an Administrative Questionnaire in the form of Exhibit B to the 364-Day Agreement and (iii) a processing and recordation fee of $3,000.

                  3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                                                  Percentage Assigned of
                                                                                    Facility/Commitment
                                                                                 (set forth, to at least 8
                                                                                      decimals, as a
                                             Principal Amount                        percentage of the
                                        Assigned (and identifying                    Facility and the
                                            information as to                      aggregate Commitments
                                          individual Competitive                      of all Lenders
Facility                                          Loans)                                thereunder)
--------                                          ------                                -----------
Commitment Assigned:
                                              $                                                    %
                                               ------------                            -----------

Standby Loans:                                $                                                    %
                                               ------------                            -----------

Competitive Loans:                            $                                                    %
                                               ------------                            -----------


The terms set forth and on the reverse side       Accepted:
hereof are hereby agreed to:
                                                  ITT INDUSTRIES, INC.,

--------------------------------, as              by:
Assignor,                                             --------------------------
                                                       Name:
                                                       Title:

by:
    ----------------------------
    Name:
    Title:

--------------------------------,
as Assignee,

by:
    ----------------------------
    Name:
    Title:

                                                                       EXHIBIT D

                                   [FORM OF]

                             OPINION OF COUNSEL FOR
                            ITT INDUSTRIES, INC.(1)

                  1. ITT Industries, Inc. (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana,
(ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect on ITT Industries, Inc., and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and to borrow funds thereunder.

                  2. The execution, delivery and performance by ITT Industries, Inc. of the Agreement and the borrowings of ITT Industries, Inc. thereunder (collectively, the "Transactions") (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations), or of the certificate of incorporation or other constitutive documents or by-laws of ITT Industries, Inc., (2) any order of any governmental authority or (3) any provision of any indenture, agreement or other instrument to which ITT Industries, Inc. is a party or by which it or its property is or may be bound, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (c) result in the creation or imposition of any lien upon any property or assets of ITT Industries, Inc.

                  3. The Agreement has been duly executed and delivered by ITT Industries, Inc. and constitutes a legal, valid and binding obligation of ITT Industries, Inc. enforceable against ITT Industries, Inc. in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights from time to time in effect.

                  4. No action, consent or approval of, registration or filing with, or any other action by, any government authority is or will be required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

                  5. Neither ITT Industries, Inc. nor any of its subsidiaries is
(a) except as set forth in the next sentence, an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (the "1940 Act") or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.


--------
    (1) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the 364-Day Competitive Advance and Revolving Credit Facility Agreement (the "Agreement") dated as of October [ ], 1995, among ITT Industries, Inc., the lenders listed in Schedule 2.01 thereto, and Chemical Bank, as Administrative Agent.

                                                                EXHIBIT E to the
                                                                Credit Agreement

                                 BORROWING SUBSIDIARY AGREEMENT dated as of
                           [      ], [  ], among ITT INDUSTRIES, INC., an
                           Indiana corporation (the "Company"), [Name of
                           Subsidiary], a [         ] corporation ("the
                           Subsidiary"), and CHEMICAL BANK, as administrative agent (the "Administrative Agent") for the lenders (the "Lenders") party to the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of November 2, 1995, as amended (the "Agreement"), among the Company, the Administrative Agent and the Lenders.

                  Under the Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make competitive advance and revolving credit loans and to issue Letters of Credit to the Company and to Subsidiaries (as defined in the Agreement) of the Company which execute and deliver to the Administrative Agent Borrowing Subsidiary Agreements in the form of this Borrowing Subsidiary Agreement. The Company represents that the Subsidiary is a subsidiary (as so defined) of the Company and that the guarantee of the Company contained in Article VII of the Agreement applies to the obligations of the Subsidiary. In consideration of being permitted to borrow or have Letters of Credit issued under the Agreement upon the terms and subject to the conditions set forth therein, the Subsidiary agrees that from and after the date of this Borrowing Subsidiary Agreement it will be, and will be liable for the observance and performance of all the obligations of, a Borrowing Subsidiary under the Agreement, as the same may be amended from time to time, to the same extent as if it had been one of the original parties to the Agreement and that it will furnish to the Administrative Agent and the Lenders copies of its financial statements on an annual basis.

                  IN WITNESS WHEREOF, the Company and the Subsidiary have caused this Borrowing Subsidiary Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                                     ITT INDUSTRIES, INC.

                                                      by
                                                         -----------------------
                                                         Name:
                                                         Title:

                                                     [NAME OF SUBSIDIARY],

                                                      by
                                                         -----------------------
                                                         Name:
                                                         Title:

Accepted as of the date
first appearing above:

CHEMICAL BANK, as Administrative
Agent,

 by
   ----------------------
   Name:
   Title:

                                                                       Exhibit F

                                ITT Corporation
                          1330 Avenue of the Americas
                               New York, NY 10019

                                                              November ___, 1995

Chemical Bank, as Administrative Agent
for the Lenders
270 Park Avenue
New York, NY 10019

Attention:  Elisabeth Hughes

Dear Sirs:

          Reference is made to the 364-Day Competitive Advance and Revolving Credit Facility Agreement and the Five-Year Competitive Advance and Revolving Credit Facility Agreement (collectively, the "Credit Agreements"), each among ITT Industries, an Indiana corporation ("ITT Industries"), the lenders listed in Schedules 2.01 thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (the "Administrative Agent").

          1. As contemplated by Section 9.16 of the 364-Day Credit Agreement, and Section 9.17 of the Five-Year Credit Agreement, ITT Corporation, a Delaware corporation ("Old ITT"), and the Administrative Agent, acting on behalf of the Lenders, hereby agree that the Credit Agreements shall be executed on the date hereof and that, except as otherwise provided herein, Old ITT will have all rights and obligations of the "Company" referred to therein.

          2. Old ITT agrees that upon the completion of the Distribution, it shall cause ITT Industries to execute, and ITT Industries shall succeed to the rights and obligations of Old ITT under, the Credit Agreements.

          3. Old ITT further agrees that prior to each of (a) the successions referred to in paragraph 2 above, (b) the termination and cancellation of the Existing Credit Facilities (as defined in the Credit Agreements), (c) the completion of the Distribution and (d) the satisfaction of the other conditions set forth in the Credit Agreements, Old ITT shall not make any Borrowing or request the issuance of any Letter of Credit under the Credit Agreements.

          This letter agreement shall be deemed to be a part of each of the Credit Agreements and shall have the same effect as if set forth in full therein. The failure of the Borrower to comply with the terms of this letter agreement shall constitute an Event of Default under the Credit Agreements.

                                                   Very truly yours,

                                                   ITT CORPORATION

                                                     by
                                                       -------------------------
                                                       Name:
                                                       Title:

Accepted and agreed to
as of the date first
written above:

CHEMICAL BANK, as Administrative Agent

  by
    ----------------------------
    Name:
    Title: